UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 6, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In a previous report on Form 8-K dated February 2, 2009 and filed February 6, 2009 (the “Report”), Finisar Corporation (the “Company”) reported the authorization of certain restricted stock unit awards to the Company’s named executive officers to be made March 10, 2009. On March 6, 2009 prior to the grant of any of such awards, the Compensation Committee of the Board of Directors of the Company met and determined to alter the previously authorized awards to reduce the number of shares of common stock underlying the awards from the number that would have otherwise been granted under the formula described in the Report (such reduced awards, the “Updated RSU Awards”). The number of shares of Finisar common stock underlying the Updated RSU Awards with respect to each Finisar named executive officer is set forth in the table below.

Name	Title	Shares Underlying RSU Award
Jerry S. Rawls	Chairman of the Board	53,800

Eitan Gertel	Chief Executive Officer	53,800

Joseph A. Young	Senior Vice President, Operations and Engineering	43,000

David Buse	Senior Vice President and General Manager, Network Tools Division	36,700

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	33,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2009

Finisar Corporation
By:	/s/ Christopher E. Brown
Christopher E. Brown
Vice President, General Counsel and Secretary

3